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                                                                    EXHIBIT 99.1



                                October 19, 1999


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for AXCESS Inc. and under date of March 19, 1999 we reported on the consolidated financial statements of AXCESS Inc. as of and for the years ended December 31, 1998 and 1997. On October 13, 1999, we resigned as principal accountants for AXCESS Inc. We have read AXCESS Inc.'s statements included under Item 4 of its Form 8-K dated October 19, 1999, and we agree with such statements, except that we are not in a position to agree or disagree with the company's statement that the engagement of Ernst & Young LLP was approved by the audit committee of the company's board of directors.

                                                 Very truly yours,


                                                 /s/ KPMG LLP